As filed with the Securities and Exchange Commission on May 27, 2026

Registration No.  033-96542

Registration No.  333-09875

Registration No.  333-25475

Registration No.  333-44441

Registration No.  333-69029

Registration No.  333-80077

Registration No.  333-57194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 033-96542

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-09875

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-25475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-44441

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-69029

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-80077

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-57194

UNDER
THE SECURITIES ACT OF 1933

VERIS RESIDENTIAL, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	22-3305147
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey
(732) 590-1010	07311
(Address, including telephone number, of Principal Executive Offices)	(Zip Code)

Copies to:

Taryn Fielder
General Counsel	Blake Hornick, Esq.
Veris Residential, Inc.	Seyfarth Shaw LLP
Harborside 3, 210 Hudson St., Ste. 400	620 Eighth Avenue
Jersey City, New Jersey	New York, New York 10018
(732) 590-1010	(212) 218-5500

(Name, address, including zip code and telephone number, including area code, of agents for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ⌧

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Veris Residential, Inc. (formerly known as Mack-Cali Realty Corporation), a Maryland corporation (the “Company”), relate to the following registration statements on Form S-3 (each, a “Registration Statement” and collectively, the “Registration Statements”):

•	Registration No. 033-96542 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 10, 1995, which registered the resale of 2,801,833 shares of the Company’s common stock by the selling stockholders named in such Registration Statement;

•	Registration No. 333-09875 filed by the Company with the SEC on August 9, 1996, which registered the resale of 93,458 shares of the Company’s common stock by the selling shareholder named in such Registration Statement;

•	Registration No. 333-25475 filed by the Company with the SEC on April 18, 1997, which registered the resale of 351,070 shares of the Company’s common stock by the selling stockholders named in such Registration Statement;

•	Registration No. 333-44441 filed by the Company with the SEC on January 16, 1998, which registered the resale of 2,316,201 shares of the Company’s common stock by the selling shareholders named in such Registration Statement;

•	Registration No. 333-69029 filed by the Company with the SEC on December 16, 1998, which registered the resale of 13,236,136 shares of the Company’s common stock by the selling shareholders named in such Registration Statement;

•	Registration No. 333-80077 filed by the Company with the SEC on June 4, 1999, which registered the resale of 1,369,902 shares of the Company’s common stock by the selling shareholders named in such Registration Statement; and

•	Registration No. 333-57194 filed by the Company with the SEC on March 19, 2001, which registered the resale of 122,062 shares of the Company’s common stock by the selling shareholders named in such Registration Statement.

On May 27, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 23, 2026, by and among the Company, Veris Residential, LP, a Delaware limited partnership (the “Operating Partnership”), AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), and AC Residential OP LP, a Delaware limited partnership (“Merger Sub II”, together with Merger Sub I, the “Merger Subs”), (i) the Company merged with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger , and (ii) Merger Sub II merged with and into the Operating Partnership (the “Partnership Merger”, and together with the Merger, the “Mergers”), with the Operating Partnership continuing as the surviving partnership in the Partnership Merger.

As a result of the Mergers, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all such securities registered under the Registration Statements but unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jersey City, State of New Jersey on this 27th day of May, 2026. No other person is required to sign these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Veris Residential, Inc.
(Registrant)

By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer
(principal financial officer and principal accounting officer)